                                                                       EXHIBIT I

$650,000.00                                             St. Petersburg, Fl 33733
                                                               February 26, 1997

                                PROMISSORY NOTE

1. PRINCIPAL

   FOR VALUE RECEIVED, John Sfondrini, a natural person ("Maker"), promises to pay to the order of Raymond James & Associates (including its successors, transferees and assigns, "Payee"), on or before the "Maturity Date" (as hereinafter defined), SIX HUNDRED AND FIFTY THOUSAND DOLLARS ($390,000.00) or if less, the then-outstanding principal amount of the loan (the "Loan") evidenced by this Note.

2. INTEREST

   A: INTEREST ON THE LOAN. The Loan shall bear interest from the borrowing date until the Maturity Date, payable in arrears on each maturity date, at a rate per annum (on the basis of a 360-day year for the actual number of days any portion of principal is outstanding) determined by the Payee with respect to such period, equal to the prime rate (as published in the "Money Rates" section of the Wall Street Journal).

   B: OVERDUE AMOUNTS. If payment of any amount due under the Loan is not paid within five business days after demand, such payment shall bear interest from the date of demand at a rate per annum (on the basis of a 360-day year for the actual number of days involved) equal to one and one half of one percent (1.50%) above the prime rate (as published in the "Money Rates" section of The Wall Street Journal).

   C: We use the following three accumulators to calculate margin interest:
      1. The number of days there is a debit in your account.
      2. The average of the debit balance for each day it is outstanding.
      3. The average of the prevailing margin interest rate charges on your debit balance for each day it is outstanding.

      FOR EXAMPLE:
      If you have a $1,000 debit balance in your margin account for the first five days of the month and a $2,000 debit balance for the second five days of the month, with no debit balance thereafter, you would have an average debit balance of $1,500 for the first 10 days of the month. This is calculated by adding the debit amount for each of the 10 days it is outstanding, then dividing by the number of outstanding days for an average debit balance of $1,500 ($15,000/10 = $1,500). If the interest rate were 9% for the first five days' the debit was outstanding and 10% for the second five days, the average interest rate would be 9.5%. This is calculated by adding the first five days' interest rate for each day the debit balance is outstanding (5 days x 9% interest rate), then adding the second five days' interest rate for each day the balance is outstanding (5 days x 10% interest rate), then dividing the total by the number of days the entire balance was outstanding (10) to arrive at an average interest rate of 9.5% (50+45=95; 95/10=9.5). Since there wasn't a debit balance during the remainder of the month, those days would not be used in the averaging calculations. To find the interest charge per day, multiply the average debit balance of $1,500 by the average interest rate of 9.5%, then divide by 360 days. Multiply this amount by the number of days the debit was outstanding (10 in this example) to find the interest charge for the month.

   D: DEFINITIONS. Capitalized terms contained herein shall have the respective meanings given to such terms as follows:

        "Maturity Date" shall mean 12 months from the date of this contract.

3. PAYMENTS


   Each payment by the Maker pursuant to this Note shall be made prior to 1:00 P.M. (E.S.T.) on the date due and shall be made without set-off or counterclaim to Payee at its office, presently located at 880 Carillon Parkway, St. Petersburg, Florida 33716, or as Payee may otherwise direct and in such amounts as may be necessary in order that all such payments (after withholding for or on account of any present or future taxes, levies, imposts, duties, or other similar charges of whatsoever nature imposed by any government or any or any political subdivision or taxing authority thereof, other than any tax on or measured by the net income of Payee pursuant to the income tax laws of the jurisdiction where Payee's principal or lending office is located) shall not be less than the amounts otherwise specified to be paid under this Note. Each such payment shall be made in lawful currency of the United States of America and in immediately available funds. If the stated due date of any payment required hereunder is other than a business day, such payment shall be made on the next succeeding business day and interest at the applicable rate shall accrue thereon during such extension.

4. MISCELLANEOUS.

   Each payment of principal of, or interest on, the Loan shall constitute an acknowledgment of the indebtedness of Maker under this Note. Maker:

   (a) waives presentment, demand, protest and other notice of any kind in connection with this Note, and

   (b) agrees to pay to the holder thereof, on demand, all costs and expenses (including reasonable legal fees actually incurred) incurred in connection with the enforcement and collection of this Note.

   THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF FLORIDA (without regard to principles of conflicts of law), but this shall not limit the rate of interest which may be charged by payee under other applicable law.

   Maker hereby agrees that ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE SHALL BE ARBITRATED IN ACCORDANCE WITH THE PROVISIONS OF THE CLIENT AGREEMENT BETWEEN MAKER AND PAYEE.

Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law (the "Maximum Rate"). If the amount of interest payable for any period calculated in accordance with the provisions of this

Note (said amount, the "Calculated Interest") exceeds the amount of interest that would by payable for such period had interest for such period been calculated at the Maximum Rate, there shall be paid on such interest payment date an amount of interest calculated on the basis of the Maximum Rate for such period. If on any subsequent payment date, (i) the Calculated Interest for the period ending on such subsequent interest payment date (the "Current Interest Period") is less than the amount of interest that would be payable for such Current Interest Period had interest for such Current Interest Period been calculated on the basis of the Maximum Rate and (ii) any portion of the excess (if any) of Calculated Interest for any prior period over interest calculated at the Maximum Rate for such prior period (the "Outstanding Interest Amount") remains unpaid, then on such subsequent interest payment date there shall be paid, as provided herein, additional interest for such Current Interest Period in an amount equal to the lesser of (i) the theretofore unpaid Outstanding Interest Amounts for all prior interest payment periods or (ii) an amount that, when added to the amount of Calculated Interest payable for such current Interest Period, results in the payment of interest for such Current Interest Period at the Maximum Rate.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note.


                                        "Maker"

                                        /s/ JOHN SFONDRINI
                                        --------------------------------
                                        John Sfondrini

NOTARY

State of Florida
County of Pinellas

        The foregoing instrument was acknowledged before me this 26th day of
February   , 1997 by John Sfondrini, who is personally known to me or who has produced Driver's License as identification, and who did/did not take an oath.


                                        /s/ ROBIN D. NOVAK
                                        --------------------------------
                                        Notary Signature

                                        /s/ ROBIN D. NOVAK
                                        --------------------------------
                                        Print Name Notary

                                        --------------------------------
                                        Serial Number (if any)


                                        Comm. Expires April 27, 1999
                                        No. CC450614


[X] New Application [ ] Update                                                                                    NEW ACCOUNT FORM
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                             1111                     30877586
                                                                                          -----------             -----------------
[RAYMOND JAMES LOGO APPEARS HERE]           880 Carillon Parkway - P.O. Box 12749            Form #                   Account #
                                              St. Petersburg, FL  33733-2794
                                                      (813) 573-3800                     345            1080           6018
                                                                                       ---------        --------     --------------
                                                                                       Branch #           AE#         Speed Dial #
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Account Type  [ ] ELITE INVESTMENT (MUST initial Ready Access (margin) and complete separate Elite application)      [ ] CASH
              [X] READY ACCESS (margin)_______ Client's initials_________ Client's initials________
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Account Classification  [X] Individual                 [ ] Tenants in Common  [ ] Custodial                     [ ] Investment Club
                        [ ] Joint (WROS)               [ ] Corporation        [ ] Estate                        [ ] IRA
                        [ ] Joint Tenants by Entirety  [ ] Partnership        [ ] Trust (ERISA [ ]Yes [ ] No)   [ ] Other
                        [ ] Joint Community            [ ] Propriatorship Name_________________________
-----------------------------------------------------------------------------------------------------------------------------------
[ ] I am [X] I am not subject to backup withholding under the provisions of section 3408(a)(1)(c) of the Internal Revenue Code.
W-9 CERTIFICATION: Under penalties of perjury, I certify the information shown on this form is correct and complete.
-----------------------------------------------------------------------------------------------------------------------------------
Legal Name (as it appears on Social Security card):
-----------------------------------------------------------------------------------------------------------------------------------
Complete Account Title    Mr.  Mrs.  Ms. Miss  |Tenants in| U.S. Social Security Number/Taxpayer ID |    Birthdate
            John Sfondrini                     | Common % |                  ###-##-####            |    5/22/48
-----------------------------------------------------------------------------------------------------------------------------------
                          Mr.  Mrs.  Ms. Miss  |Tenants in| U.S. Social Security Number/Taxpayer ID |    Birthdate (Joint)
                                               | Common % | (Joint)
-----------------------------------------------------------------------------------------------------------------------------------
                                                          | [ ] Tax Exempt     [X] U.S. Citizen  [ ] Foreign        |Marital Status
                                                          | [ ] Resident Alien [ ] Non-Resident Alien (W-8 Required)|[ ] Single
                                                                                                                    |[X] Married
-----------------------------------------------------------------------------------------------------------------------------------
Mailing Address                                           | Legal Residence (if different than Mailing Address)
 55 Pumping Station Rd
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City                          | State |  Zip Code         |
 Ridgefield                   |  CT   |    06877          |
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Home Telephone Number      Business Telephone      Ext.   | City                       State       Zip Code          Country
(703)431-4623              (   )     -                    |                                             -
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Name of Employer                                          | Name of Employer (joint)
[ ] Retired         Napamco LTD                           | [ ] Retired
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Employer's Address                                        | Employer's Address
 Pagefield                                                |
-----------------------------------------------------------------------------------------------------------------------------------
Occupation (most recent, if retired)                      | Occupation (most recent, if retired)
 Financing                                                |
-----------------------------------------------------------------------------------------------------------------------------------
Preferred Account Number at Raymond James | Brokerage Firms Where You Have Accounts | Initial Transaction [X]Buy [ ]Sell [ ]Deposit
                                          |                                         | Description/        [ ] Transfer
                                          |                                         |
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Account Instructions: (put one number on each line above the corresponding column)
2 Securities                          4 Funds                                7 Cash Dividend                     2 Block Dividend
2 Hold Street Name/From Account       6 Transfer From/To                     3 Transfer Princ/Pay Div/Int.       2 Hold Street Name
                                        (mark Transfer Alternative below)
1 Transfer & Ship/Will Deliver        4 Credit Interest Program (CIP)        2 Transfer per Funds Instructions   1 Transfer & Ship
                                      1 Will Remit/Send Check                1 Mail Check to Client
Transfer Alternatives
[ ] Heritage Cash Trust (HCT),        [ ]  Heritage Cash Trust Municipal (HCTM).    [ ] Raymond James Bank, FSB
I acknowledge receipt of the prospectus    I acknowledge receipt of the prospectus      (complete separate application)
-----------------------------------------------------------------------------------------------------------------------------------
Name and Address for Duplicate:     [ ] Statement                [ ] Confirm            [ ] Both
-----------------------------------------------------------------------------------------------------------------------------------
Annual Income
[ ]$0-$20,000    [ ]$20,001-$60,000    [ ]$60,001-$100,000    [ ]$100,001-$200,000   [x]$200,001-$600,000   [ ]$600,001-$1,000,000
                                                   [ ]Over $1,000,000
-----------------------------------------------------------------------------------------------------------------------------------
Net Worth Excluding Personal Residence(s).
[ ]$0-$20,000    [ ]$20,001-$60,000    [ ]$60,001-$100,000    [ ]$100,001-$250,000   [x]$250,001-$600,000   [ ]$600,001-$1,000,000
                                                   [x]Over $1,000,000
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Account Objective: Choose one Primary and one  Secondary (if applicable) and Time Horizon for each.         Provide your experience,
                                                                                                            if any, in the following
                        Primary Objective                               Secondary Objective                  Investments.
Risk                    -----------------        Time       Risk        -------------------         Time     Circle L-Limited, M-
Tolerance      Growth    Income     Tax Free    Horizon    Tolerance    Growth    Income  Tax Free  Horizon  Moderate, or E-E
----------    -------    ------     --------   --------    ---------    -------   ------  --------  -------  or leave blank, if none
                                                                                                                         Experience
                                                                                                                         ----------
High            P                              __6 yrs       High           3                       __5 yrs     Equities  L   M   E
Medium                                         __8-10 yrs    Medium                                 __8-10 yrs  Bonds     L   M   E
Low            N/A                             __10 yrs      Low           N/A                      __10 yrs    Optional  L   M   E
                                                                                                                 Futures  L   M   E
                                                                                                                Mutual
                                                                                                                  Funds   L   M   E
                                                                                                                Annuities L   M   E
                                                                                                                Margin
                                                                                                                 Trading  L   M   E
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Raymond James & Associates, Inc. is an affilate of Raymond James Bank, FSB, a federally chartered savings bank.  Unless otherwise specified, products purchased from or held at Raymond James & Associates, Inc., are not insured by the FDIC, are not deposits or other obligations of Raymond James Bank, FSB, and are not guaranteed by Raymond James Bank, FSB, and, are subject to Investment risks, including possible loss of the principal invested.
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[ ] I am     [x] I am not       an employee, an Account Executive, or related to any employee or Account Executive within the
                                Raymond James Financial Group, Specify to whom and relationship___________________________________

[ ] I am     [x] I am not       an employee of or related to an employee of any exchange or a member firm of any exchange or member of the National Association of Securities Dealers, Inc (NASD), or an officer of a bank, trust company, or Insurance company.  I am employed with______________ in the position of_________________

[x] I am     [ ] I am not       a director, corporate officer, or a 10% shareholder of a publicity traded company.  Indicate the name of the company and relationship - Edge - Director
                                                                     ------------------------------------------------------------
[ ] You may  [x] You may not    disclose my name, address, and security position to requesting companies in which I hold securities under rule 14b(c)-1 of the Securities and Exchange Commission.
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By signing below, I acknowledge that I have received, read, understand, and agree to abide by all the terms and conditions set forth in the Client Agreement Incorporated herein by this reference. The Client Agreement contains a binding arbitration clause and other provisions substantially affecting my rights. * * * I have detached and retained the Client Agreement for my records. * * *
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The Internal Revenue Service you consent to my provisions of this document other than the certifications required to avoid backup withholding.
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Clients Signature                   |   Date              |     Account Executive's Signature                      |  Date
/s/                                 | 2/26/97             |     /s/                                                | 3/6/97
------------------------                                       -------------------------------
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Client's Signature (if applicable)  |   Date              |     Branch Manager's Approval              Date        | Home Office

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

[LOGO OF RAYMOND JAMES AND                                      CLIENT AGREEMENT
ASSOCIATES APPEARS HERE]

I/we acknowledge and agree that my/our relationship with Raymond James & Associates, Inc. is governed by the provisions of this agreement. Throughout this agreement, "I", "me", "we" and "us" refer to the undersigned and any other actual or beneficial owner of property in this account. "You" and "your" refer to Raymond James & Associates, Inc. and the introducing broker, if applicable. The terms "property" and "securities" mean securities of all kinds, monies, options and all other property dealt in by brokerage firms.

APPLICABLE REGULATIONS: (a) I understand and agree that every transaction in my account is subject to the rules or customs in effect at the time of the transaction which, by the terms of the rule or custom, applies to the transaction. These rules or customs include state and federal laws, rules and regulations established by state or federal agencies, the Constitution, rules, customs and usages of the applicable exchange, association, market or clearinghouse or customs and usages of individuals transacting business on the applicable exchange, market or clearinghouse.

(b) If this agreement is incompatible with any rule or custom, or if a rule or custom is changed, this agreement will be automatically modified to conform to the rule or custom. The modification of this agreement shall not affect any of its other provisions.

ORDERS FOR DELIVERY AND SETTLEMENT: (a) I will designate each order to sell as a "short" sell order or a "long" sell order. A "short" sale means the sale of a security not owned by me. You may, at your sole discretion and without prior notice to me, cover any short sale in my account. I understand that "cover" means the purchase, at the market price, of securities that were previously sold short. When I designate a sale as "long", I am promising to you that I own the security and promising that, if the security is not in your possession when I place the sale order, I will deliver the security to you by the settlement date. If I fail to deliver the security to you by the settlement date, you may purchase the security, at the market price, for my account and hold me responsible for any loss, commission and/or fees.

(b) When I order the purchase of a security, I will make payment to you on or before the settlement date. If I fail to make payment by the settlement date for securities purchased, I authorize you to, at your sole discretion and without prior notice to me, sell the purchased security or any other securities in my accounts to satisfy the debt and I understand that I will be solely responsible for any resulting loss.

FEES AND CHARGES: I understand that I will be charged commissions for my orders to buy or sell securities and/or other fees and I understand that your commission and fee rates may be changed without notice to me. I agree to pay the commission and/or fees at the rates in effect at the time. If I fail to pay for a security purchased by me by the settlement date, I understand that my account can be charged a late fee.

LOANS AND COLLATERAL: This section applies only to margin or Elite Accounts, or if there is a deficit in your account. (a) You may make a loan to me at any time and in any amount you choose, and I understand that any transaction or event resulting in a negative balance in my account acts as a request from me to you for a loan. I understand that you are not obligated to make any loan to me and you may alter the collateral requirements or conditions for loans at any time with or without prior notice to me. I agree to pay interest on any loan or account balance at the rate specified in your Statement of Credit Terms, a copy of which will be sent to me. I understand that from time to time you may change your Statement of Credit Terms, including the interest rate, and I agree to be bound by any revision from its effective date. For purposes of this agreement the legal and statutory rate of interest shall be the rate specified in your Statement of Credit Terms.

(b) As collateral for all loans or any balance due on my account, I grant you a security interest in all property held by you or in any of my accounts, whether the property is in your possession now or comes to be in the future. If it is necessary for you to enforce your security interest by the sale of my property, you may select which property is to be sold and at what time it will be sold and I will not hold you liable for your decisions.

(c) I understand that the property in my account or held by you may be used by you as security (either separately or together with other property) for loans you have or may incur in the future with third parties.

(d) I understand that any loan or any balance due on my account is payable on your demand, and you may demand payment of the full amount of any loan or balance due on my account at any time. If any dividend ???????? distribution or similar payment is made to my account, you are authorized to apply the payment to any balance due in my account. However, you are not obligated to apply any such payment you receive to the balance due on my account. If you must take action against me to collect any outstanding balances, I agree to pay all costs, including attorney's fees, to do so.

AUTHORIZATION: ACCURACY OF REPORTS: (a) You are authorized to act on oral instructions concerning my account and you are not liable for acting on any false oral instructions if the instructions reasonably appeared to you to be genuine. I authorize you to electronically record any and all conversations between me (or my representative) and you.

(b) I will notify you of any error in a confirmation of order within two days of when it is mailed to me. I will notify you of any error in a statement within 10 days of when it is mailed to me. If I do not give you written notification of an error in the time specified above, then I accept the confirmation or statement as correct and I will not later claim the confirmation or statement is incorrect or the transactions shown were unauthorized. I understand that all mail will be sent to the address shown on my Client Agreement and I will be responsible for receiving mail at that address, unless I give you written notice of a change in address.

(c) During the period I maintain an account with you or thereafter, you are authorized to obtain credit reports on me from any credit reporting agency at your expense. If you request me to do so, I will sign a separate authorization allowing the release of credit information to you.

AUTHORIZATION TO LIQUIDATE ACCOUNT AND COLLATERAL: If you feel it is necessary for your protection, or on my death, you may cancel any unexecuted order and you may also purchase securities to cover the sale of securities ordered by me or sell securities to satisfy any debt in my account. The decision to cancel an order or buy or sell securities in my account is solely at your discretion and the sale or purchase may be performed in any manner you feel reasonable. I agree that I will remain responsible for any deficiencies in my account after the liquidation of my account or collateral.

INTRODUCED ACCOUNTS: I agree that if you are acting as a clearing broker for transactions on my account, you are not responsible for the conduct, representations or recommendations of the introducing broker or its agents.

JOINT ACCOUNTS: (a) If this is a Joint Account, we agree that each of us has the authority to act on behalf of all account owners to: order any transaction involving the account, including transactions that result in a negative account balance; receive any property in the account, including cash withdrawals; receive any communications concerning the account, including confirmations and statements; and make or agree to any changes in the account or this agreement, including closing the account. You are not required to verify with other account owners the authority for any instructions received from one of us and you do not need to give notice of any transaction to any owner who did not order the transaction. Each and every account owner shall be individually liable for the full amount of any loan or balance due on this account.

(b) If one of us dies, the survivor(s) will give you immediate written notice of the death of any of us. You may take any action you may feel is prudent to protect you against any tax, liability, penalty or loss. Each of our estate(s) and each survivor will be liable to you for the full amount of any debt or loss resulting from the completion of transactions initiated prior to your receipt of a written notice of death or incurred in the liquidation of the account or in the adjustment of interests of the respective parties. Any debt or lien assessed against the account following the death of any of us shall be charged fully against the interests of the survivor(s) and of the estate of the decedent. This section does not release the decedent's estate from any liability provided in the agreement.

BINDING ON SUCCESSORS: I understand and agree that this agreement will be binding on my successors (including my executor, heirs or assignees) and I will notify any successor of the agreement's provisions.

WAIVER AND MODIFICATION: I understand that your failure to exercise any right granted by this agreement or to insist on my strict compliance with any obligation under this agreement will not be considered a waiver of that right or obligation. I also understand if you furnish me with notice on one occasion, you are not obligated to provide me with notice in the future. I understand that no provision of this agreement can be waived or modified unless it is done in writing and signed by your Treasurer, Corporate Counsel or Compliance ????????

Severability: If any provision of this agreement is deemed to be unenforceable for any reason, this will not affect the validity and enforceability of any other provision of this agreement.

Termination: You have the right to terminate any of my accounts, including multiple owner account(s), at any time by notice to me.

Credit Interest Program (CIP): By so indicating in the account instructions or advising you subsequently of my election to participate in CIP, I understand CIP is designed to pay interest on funds left for reinvestment purposes only. Credits will be automatically transferred to CIP on settlement date for sales and on the same business day for other credits. Checks deposited will be transferred to CIP on the third business day. Interest is credited based on the average monthly balance and no interest is credited for any month during which the average balance falls below a specified minimum. The interest rate is subject to change and the rate, as well as interest credited, will appear on your succeeding statement.

Extraordinary Events: You shall not be liable for losses caused directly or indirectly by any condition not within your exclusive control, including government restrictions, exchange or market rulings, suspension of trading, war, strikes or extreme market volatility or trading volumes.

Restrictions on Trading: You may, in your sole discretion, prohibit or restrict trading of securities or substitution of securities in any of my accounts.

Choice of Law: This agreement shall be construed in accordance with the laws of the State of Florida.

My Representations: I represent that I am of the age of majority according to the laws of my state of residence. I further represent that I am not an employee of any exchange or a member firm of any exchange or member of the National Association of Securities Dealers, Inc. ("NASD"), or of a bank, trust company or insurance company unless I notify you to that effect. If I become so employed, I agree to notify you promptly. I also represent that no persons other than those signing this agreement have an interest in the account.

Right to an Attorney: (a) I understand that when I sign the Client Agreement, this Client Agreement becomes a legally binding contract between you and me. I also understand that this document may alter the rights I might have and may create responsibilities I might otherwise not have had.

(b) I understand that I may, if I wish, consult with an attorney before I sign the Client Agreement and enter into this agreement. In connection with entering into this agreement, you are representing your interests, and not mine, therefore, to the extent I do not understand any provision of this agreement or its effect, I understand that I should seek the independent advice of an attorney.

Mutual Fund Networking: Networking is an automated communication system used to transmit information between the mutual fund and the broker/dealer, allowing us to reflect fund records on the client brokerage statement. All mutual fund positions will automatically be networked, if eligible, unless we receive written instructions from you specifically stating otherwise.

Payment for Order Flow: (a) Raymond James may, from time to time, receive payment for order flow. Order flow payment is compensation received as an incentive to direct transactions to various markets. This compensation is received in a number of ways, including direct cash payment ranging from a fraction of a cent to 2.5 cents per share, estimated to equal approximately $10 million annually. In certain instances, reduced transaction fees are provided by various exchanges. While there is no actual agreement, oral or written. Raymond James believes that it is receiving business from specialists at various exchanges as a result of the transaction volume directed to them. Additionally, Raymond James acts as a specialist in certain listed securities on the Philadelphia, Chicago and Pacific Coast exchanges, and is a market maker in a number of Over-The-Counter (OTC) securities. As a result of orders directed to these various markets, trading profits or losses may be generated.

(b) Raymond James' policy is to direct orders, based upon a number of factors and absent specific routing instructions from you, to the market center where it believes that the customer receives the best execution. The potential for receipt of order flow payment, or trading profits, is not a factor in this decision. Raymond James believes, based upon prior experience, that our order routing practice provides opportunity for the orders to be executed at prices better than actual ??????????????

(c) Raymond James' ongoing review of the markets used allows us to keep our commissions competitive, in addition to ensuring the best execution services for our clients.

Arbitration Disclosures:

Arbitration is final and binding on the parties.
The parties are waiving their right to seek remedies in court, including the right to trial by jury.

Pre-arbitration discovery is generally more limited than and different from court proceedings.

The arbitrators' award is not required to include factual findings or logical reasoning and any party's right to appeal or seek modification of rulings by the arbitrators is strictly limited.

The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

No person shall bring a punitive or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a punitive class action or who is a member of a punitive class who has not opted out of the class with respect to any claims encompassed by the punitive class action until the class certification is denied or the class is decertified or the client is excluded from the class by the court.
Such forebearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

Arbitration and Dispute Resolution: (a) in a dispute or controversy, either arising in the future or in existence now, between me and you (including your officers, directors, employees or agents and the introducing broker, if applicable) we agree to first endeavor to settle the dispute in an amicable manner by mediation before the National Association of Securities Dealers, Inc. at the request of either party. Thereafter, any unsettled dispute or controversy will be resolved by arbitration conducted before the New York Stock Exchange, Inc., the National Association of Securities Dealers, Inc., or the American Stock Exchange, Inc., or other self-regulatory organizations (SRO) subject to the jurisdiction of the Securities and Exchange Commission (SEC) pursuant to the arbitration rules of the Exchange or SRO, and in accordance with the United States Arbitration Act (Title 9 of the United States Code).

(b) We agree that in any arbitration the arbitrators will resolve the dispute in accordance with applicable law and will be required to furnish us with a written decision which must explain the reasons for their decision. Any claim on behalf of myself (and anyone else having an interest in this account) will be brought individually and not with the claims of the holders of any other account. Each of us will keep the existence of all information disclosed in the arbitration (including all documents exchanged or offered as exhibits and the testimony of any witness) and the results of the arbitration strictly confidential and will not disclose that information unless by written consent of the parties or if a party is required to do so by legal process or the SEC or an SRO. Any failure by us to maintain confidentiality shall render any arbitration award received by us null and void.

(c) A court of competent jurisdiction may enter judgment based on the award rendered by the arbitrators. We agree that both parties will have a right to appeal the decision of the arbitrators if the arbitrators award damages that exceed $100,000; the arbitrators do not award damages and the amount of my loss of principal exceeds $100,000; or the arbitrators award punitive damages. In each of the foregoing cases, a court having jurisdiction will conduct a "de novo" review of the transcript and exhibits of the arbitration hearing.

(d) Nothing in this agreement shall be deemed to limit or waive the application of any relevant state or federal statute of limitation, repose or other time bar. Any claim made by either party to this agreement which is time barred for any reason shall not be eligible for arbitration.

(e) In addition to the above provisions, if I am or become a non-U.S. resident at the time of any controversy subject to this arbitration agreement, I agree to the following additional provisions (1) I agree that all arbitration proceedings shall be conducted in the nearest U.S. city which conducts arbitration proceedings, and (2) I consent and submit to the personal jurisdiction of the courts of the state of in which said city is located in the USA to interpret or enforce any or all of these arbitration provisions.